Exhibit 3.1

STATE OF NEVADA

FRANCISCO V. AGUILAR Secretary of State		C. MURPHY HEBERT Chief Deputy Secretary of State DEANNA L. REYNOLDS Deputy Secretary for Commercial Recordings

OFFICE OF THE SECRETARY OF STATE

Certified Copy
1/6/2026 9:16:25 AM

Work Order Number:	W2026010600430
Reference Number:	20265424788
Through Date:	1/6/2026 9:16:25 AM
Corporate Name:	Digital Ally, Inc.

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number	Description	Number of Pages
20265424777	Certificate Pursuant to NRS 78.209	1

Respectfully, /s/ FRANCISCO V. AGUILAR
Certified By: Ashley Popham	FRANCISCO V. AGUILAR
Certificate Number: B202601066399102	Nevada Secretary of State
You may verify this certificate online at https://www.nvsilverflume.gov/home

	Filed in the Office of	Business Number E24040872022-8
Filing Number 20265424777
FRANCISCO V. AGUILAR	Secretary of State State Of Nevada	Filed On 1/6/2026 8:43:00 AM
Secretary of State 401 North Carson Street		Number of Pages 1
Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

INSTRUCTIONS:

1. Enter the current name as on file with the Nevada Secretary of State and enter the Entity or Nevada Business Identification Number (NVID).

2. Indicate the current number of authorized shares and par value, if any, and each class or series before the change.

3. Indicate the number of authorized shares and par value, if any of each class or series after the change.

4. Indicate the change of the affected class or series of issued, if any, shares after the change in exchange for each issued share of the same class or series.

5. Indicate provisions, if any, regarding fractional shares that are affected by the change.

6. NRS required statement.

7. This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed.

8. Must be signed by an Officer. Form will be returned if unsigned.

1. Entity Information:	Name of entity as on file with the Nevada Secretary of State:
Digital Ally, Inc.
Entity or Nevada Business Identification Number (NVID): E24040872022-8
2. Current Authorized Shares:

The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

200,000,000 shares of Common Stock, par value $0.001 per share

10,000,000 shares of Preferred Stock, par value $0.001 per share

3. Authorized Shares After Change:

The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

66,666,666 shares of Common Stock, par value $0.001 per share

10,000,000 shares of Preferred Stock, par value $0.001 per share

4. Issuance:

The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

One share of Common Stock will be issued to each record holder after the change for every three shares held by such holder immediately prior to the change.

5. Provisions:

The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Any fractional share of Common Stock that would otherwise result from the change will be rounded up to the nearest whole share.

6. Provisions:
7. Effective date and time: (Optional)	Date: January 8, 2026 Time: 12:01AM ET (must not be later than 90 days after the certificate is filed)
8. Signature: (Required)	☒	/s/ Stanton E.Ross	Chief Executive Officer	01-06-2026 | 9:48 AM
		Signature of Officer	Title	Date

This form must be accompanied by appropriate fees. If necessary, additional pages may be attached to this form.	Page 1 of 1 Revised: 8/1/2023